UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2011

THL Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33559	27-0344947
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

100 Federal Street, 31st Floor, Boston, MA 02110

(Address of principal executive offices)

Registrant’s telephone number, including area code (800) 450-4424

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Information set forth in Item 2.03 of this form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 11, 2011, THL Credit, Inc. (the “Company”) entered into a three-year $115 million syndicated credit facility (the “Facility) with ING Capital LLC (“ING”). The Facility will expire on March 11, 2014. The Facility contains an accordion feature, in which the Company can increase the credit line up to an aggregate of $125 million, funded by additional lenders subject to other customary conditions. There can be no assurances that additional lenders will join the Facility.

Borrowings under the Facility will generally bear interest at a rate per annum equal to LIBOR plus 3.50% with no LIBOR floor. The Facility requires the payment of a non-use fee of 1.00% annually if the Company has used 50% or less of the Facility, and 0.50% annually if the Company has used more than 50% of the Facility. Borrowings under the Facility are based on a borrowing base. The Facility generally requires payment of interest on a quarterly basis. All outstanding principal is due upon maturity. The Facility also requires mandatory prepayment of interest and principal upon certain events.

Substantially all our assets are pledged as collateral under the Facility. The Facility requires us to, among other things (i) make representations and warranties regarding the collateral as well as our business and operations, (ii) agree to certain indemnification obligations, and (iii) agree to comply with various affirmative and negative covenants. The Facility documents also include default provisions such as the failure to make timely payments under the Facility, the occurrence of a change in control, and the failure by us to materially perform under the operative agreements governing the facility, which, if not complied with, could accelerate repayment under the Facility, thereby materially and adversely affecting our liquidity, financial condition and results of operations. Each loan originated under the Facility is subject to the satisfaction of certain conditions. We cannot be assured that we will be able to borrow funds under the Facility at any particular time or at all.

The foregoing description of the Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the senior secured revolving credit agreement attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Senior Secured Revolving Credit Agreement, dated March 11, 2011

99.1	Press Release, dated March 11, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THL CREDIT, INC.

Date: March 15, 2011	By:	/S/ TERRENCE W. OLSON
	Name:	Terrence W. Olson
	Title:	Chief Financial Officer, Chief Operating Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Senior Secured Revolving Credit Agreement, dated March 11, 2011

99.1	Press Release, dated March 11, 2011